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                                                                   EXHIBIT 21.01

                       SUBSIDIARIES OF NASHUA CORPORATION

DOMESTIC                                                          INCORPORATED

Nashua International, Inc.                                          Delaware

FOREIGN                                                           INCORPORATED

Nashua FSC Limited  (1)                                              Jamaica
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(1)   In liquidation.